United States
             Securities and Exchange Commission
                    Washington, DC  20549


                          FORM 8-K


                       Current Report
             Pursuant to Section 13 or 15(D) of
             the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 1998
                                                 (August 15, 1998)



Commission file number:  United Stationers Inc.:  0-10653




                   UNITED STATIONERS INC.
   (Exact name of Registrant as specified in its charter)





United Stationers Inc.:        Delaware                   36-3141189
                    (State or other jurisdiction of     (IRS Employer
                    incorporation or organization)     Identification No.)





                     2200 East Golf Road
              Des Plaines, Illinois 60016-1267
                       (847) 699-5000


(Address, including zip code and telephone number, including area code, of registrant's executive offices)

                   United Stationers Inc.




Item 5.   Other Events

     Max D. Hopper has been elected to the board of directors of United Stationers Inc., effective immediately.

     Max Hopper founded Max D. Hopper Associates in 1995. This consulting firm helps its clients benefit from advanced information technologies. Prior to this, Hopper spent 20 years at AMR Corporation, an air transportation company (including American Airlines) and provider of information services to the travel and transportation industry. From 1993 to 1995, he served as chairman of The SABRE Group, a $1.5 billion technology services business, and as senior vice president of information systems from 1985 to 1993.

Because  of  his  leadership  of  a  landmark  study   on
automating  travel  agencies in 1975 and  his  activities
since,  Hopper has been called the "father of automation"
in   the  travel  industry.   His  other  honors  include
recently  being  named  one  of  this  decade's  12  most
influential information services (IS) executives  by  CIO
Magazine, becoming the first IS executive to be  inducted
into  INFOMART's Information Processing Hall of  Fame  in
1997,   receiving  the  DPMA  Distinguished   Information
Services  award, being named to Computerworld  Magazine's
top 25 contributors to information systems in 1992, and a
Society   for   Information  Management's   Partners   in
Leadership award in 1991.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        United Stationers Inc.



Dated:   August 18, 1998          By:   /s/Daniel H. Bushell
                                        Daniel H. Bushell

                                        Executive Vice President and
                                        Chief Financial Officer